EXHIBIT 21

Subsidiaries

Name	State or Country of Organization
Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies Inc.	West Virginia
Mylan Institutional Inc.	Illinois
Mylan LLC	Delaware
Mylan Caribe, Inc.	Vermont
Mylan International Holdings, Inc.	Vermont
MLRE LLC	Pennsylvania
Synerx Pharma, LLC	Pennsylvania
MP Air, Inc.	West Virginia
American Triumvirate Insurance Company	Vermont
Somerset Pharmaceuticals, Inc.	Delaware
Mylan Bertek Pharmaceuticals Inc.	Texas
Euro Mylan B.V.	Netherlands
MP Laboratories (Mauritius) Ltd.	Mauritius
Mylan Singapore Pte. Ltd.	Singapore
Mylan Pharmaceuticals ULC	Canada
QD Pharmaceuticals ULC	Canada
Mylan Australia Pty. Ltd.	Australia
Mylan Australia Holding Pty. Ltd.	Australia
Mylan Delaware Inc.	Delaware
Mylan Europe B.V.B.A.	Belgium
Mylan LHC Inc.	Delaware
Mylan Bermuda Ltd.	Bermuda
Mylan Luxembourg L1 S.C.S.	Luxembourg
Mylan Luxembourg L2 S.C.S.	Luxembourg
Mylan Luxembourg L3 S.C.S.	Luxembourg
Mylan Luxembourg L4 S.C.S.	Luxembourg
Mylan Luxembourg 1 S.a r.l.	Luxembourg
Mylan Luxembourg 2 S.a r.l.	Luxembourg
Mylan Luxembourg 3 S.a r.l.	Luxembourg
Mylan Luxembourg 4 S.a r.l.	Luxembourg
Mylan Luxembourg 5 S.a r.l.	Luxembourg
Mylan Luxembourg 6 S.a r.l.	Luxembourg
Mylan Luxembourg 7 S.a r.l.	Luxembourg
Mylan Luxembourg 8 S.a r.l.	Luxembourg
Mylan Luxembourg 9 S.a r.l.	Luxembourg
Mylan (Gibraltar) 1 Ltd.	Gibraltar
Mylan (Gibraltar) 2 Ltd.	Gibraltar
Mylan (Gibraltar) 3 Ltd.	Gibraltar
Mylan (Gibraltar) 4 Ltd.	Gibraltar
Mylan (Gibraltar) 5 Ltd.	Gibraltar
Mylan (Gibraltar) 6 Ltd.	Gibraltar
Mylan dura GmbH	Germany
Mylan S.A.S.	France
Mylan Generics France Holding S.A.S.	France
Mylan EMEA S.A.S.	France
Mylan FCT	France
Mylan, Lda	Portugal
Societe de Participation Pharmaceutique S.A.S.	France

Name	State or Country of Organization
Generics [U.K.] Ltd.	United Kingdom
Mylan Pharma UK Limited	United Kingdom
McDermott Laboratories Ltd.	Ireland
Mylan Investments Limited	Ireland
Bioniche Pharma Holdings Limited	Ireland
Bioniche Pharma Group Limited	Ireland
Bioniche Pharma (Canada) Ltd.	Canada
Mylan Institutional LLC	Illinois
Bioniche Pharma Acquisition Ltd.	Ireland
Bioniche Teoranta	Ireland
Mylan Ireland Limited	Ireland
Mylan B.V.	Netherlands
Arcana Arzneimittel GmbH	Austria
Mylan S.p.A.	Italy
Qualimed S.A.S.	France
Mylan Pharmaceuticals	Morocco
Generics Pharma Hellas E.P.E.	Greece
Mylan GmbH	Switzerland
Mylan Switzerland GmbH	Switzerland
Mylan B.V.B.A.	Belgium
Mylan Group B.V.	Netherlands
Mylan Netherlands B.V.	Netherlands
Xixia Pharmaceuticals (Pty) Ltd.	South Africa
Acepharm Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Mylan (Proprietary) Limited	South Africa
Mylan Pharmaceuticals S.L.	Spain
Prasfarma Oncologicos S.L.	Spain
Scandinavian Pharmaceuticals-Generics AB	Sweden
Scandpharm Marketing AB	Sweden
Mylan OY	Finland
Mylan AB	Sweden
Mylan ApS	Denmark
Mylan Denmark ApS	Denmark
Mylan AS	Norway
Genpharm General Partner, Inc.	New York
Genpharm Limited Partner, Inc.	New York
Mylan Pharmaceuticals Private Limited	India
Mylan Laboratories India Private Limited	India
Mylan Seiyaku Ltd.	Japan
Alphapharm Pty. Ltd.	Australia
Mylan Australia 1 Pty. Ltd.	Australia
Mylan Australia 2 Pty. Ltd.	Australia
Mylan New Zealand Ltd.	New Zealand
Pacific Pharmaceuticals Ltd.	New Zealand
EMD, Inc.	Delaware
Dey, Inc.	Delaware
Dey Limited Partner, Inc.	Delaware
Dey Pharma, L.P.	Delaware
Mylan Special Investments LLC	Delaware
RCF 4 LLC	Delaware
Mylan Securitization LLC	Delaware
Mylan Sp. Z.o.o.	Poland

Name	State or Country of Organization
Mylan s.r.o.	Slovakia
Mylan d.o.o.	Slovenia
Mylan Pharmaceuticals spol s.r.o.	Czech Republic
Mylan kft	Hungary
Mylan Hungary kft	Hungary
Mylan LLC	Russian Federation
Mylan Pharmaceuticals LLC	Ukraine
Mylan Laboratories Limited	India
Matrix Laboratories B.V.	Netherlands
Matrix Laboratories B.V.B.A.	Belgium
Matrix Laboratories Singapore (Pte.) Ltd.	Singapore
Matrix Laboratories Inc.	Delaware
Matrix Pharma Group (Xiamen) Limited	People’s Republic of China
Xiamen Mchem Research & Development Co. Ltd.	People’s Republic of China
Jiangsu Matrix Pharmaceutical Chemical Ltd.	People’s Republic of China
Matrix Laboratories (Xiamen) Ltd.	People’s Republic of China
Xiamen Beacon Pharmaceutical Manufacturing Co. Ltd.	People’s Republic of China
Mylan (Taiwan) Limited	Taiwan Province of China
Astrix Laboratories Limited	India
Docpharma B.V.B.A.	Belgium
AB Medical PRS B.V.	Netherlands
Aktuapharma N.V.	Belgium
Apothecon B.V.	Netherlands
DAA Pharma S.A.	Switzerland
DCI Pharma S.A.	France
Docpharma Luxembourg S.a r.l.	Luxembourg
Farma 1 S.R.L.	Italy
Hospithera N.V.	Belgium